EXHIBIT 23.2

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington


                  CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use of our audit report dated August 22, 2005 on the financial statements of Apolo Gold & Energy Inc. as of June 30, 2005 for the filing with and attachment to the Form S-8.




/s/ Williams & Webster P.S.
---------------------------
Certified Public Acountants
Spokane, Washington

December 1, 2005



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